UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 17, 2013

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 17, 2013, the Board of Directors of Safeway Inc. (the “Company”), adopted and approved amendments to the Amended and Restated By-Laws of the Company (as amended, the “Amended and Restated By-Laws”), effective October 17, 2013, to add an exclusive forum provision for the adjudication of disputes and to conform the provision regarding removal of directors to the Company's Certificate of Incorporation.

The exclusive forum provision provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Delaware Court”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer of the Company to the Company or the Company's stockholders, (c) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Amended and Restated By-Laws or the Certificate of Incorporation, (d) any action to interpret, apply, enforce or determine the validity of the Amended and Restated By-Laws or the Certificate of Incorporation, or (e) any action asserting a claim against the Company governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Delaware Court determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Delaware Court (and the indispensable party does not consent to the personal jurisdiction of the Delaware Court within 15 days following such determination) and can be subject to the jurisdiction of another court or forum within the United States.

The director removal provision provides that any director or the entire Board of Directors may be removed at any time, either with or without cause, from the Board of Directors by the affirmative vote of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding, and entitled to vote. The previous director removal provision provided that any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at a meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

The summary of modifications to the Company's Amended and Restated By-Laws set forth above is qualified in its entirety by the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated By-Laws of Safeway Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

October 21, 2013	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Safeway Inc.